Exhibit 99.1
TALEN ENERGY SUPPLY ANNOUNCES SUCCESSFUL COMPLETION OF CONSENT SOLICITATION FOR AMENDMENTS TO 8.625% SENIOR SECURED NOTES DUE 2030
HOUSTON, Jan. 13, 2025 (GLOBE NEWSWIRE) - Talen Energy Corporation (NASDAQ: TLN) announced today that its wholly owned subsidiary, Talen Energy Supply, LLC (“Talen” or the “Company”), received the requisite consents in its previously announced solicitation of consents (the “Consents”) from holders of its 8.625% Senior Secured Notes due 2030 (the “Notes”) with respect to the adoption of certain proposed amendments (the “Proposed Amendments”) to the Indenture, dated as of May 12, 2023 (as amended, supplemented or otherwise modified prior to the date hereof, the “Indenture”), among Talen, the guarantors party thereto and Wilmington Savings Fund Society, FSB, as trustee.
Talen sought the Proposed Amendments in order to (i) modify certain provisions, including certain covenants and related definitions, in the Indenture in order to substantially conform to the corresponding provisions set forth in the Company’s credit agreement dated May 17, 2023 (as amended, supplemented or otherwise modified prior to the date hereof) and (ii) waive Talen's right to optionally redeem up to 10.0% of the Notes prior to June 1, 2025 at a price equal to 103.000% of the aggregate principal amount of Notes to be redeemed.
The consent solicitation for the Notes (the “Consent Solicitation”) was made solely on the terms and subject to the conditions set forth in the consent solicitation statement dated January 6, 2025 (the “Consent Solicitation Statement”). The Consent Solicitation expired at 5:00 p.m. (New York City time) on January 13, 2025 (the “Expiration Time”). The Consents received in the Consent Solicitation were sufficient to effect the Proposed Amendments to the indenture governing the Notes.
Accordingly, the Company has entered into the fourth supplemental indenture to the Indenture (the “Fourth Supplemental Indenture”) to effect the Proposed Amendments. The Proposed Amendments will become operative upon the payment of the consent fee to the holders of the Notes who validly delivered Consents, which the Company expects to pay on January 14, 2025
RBC Capital Markets, LLC acted as lead solicitation agent and Citigroup Global Markets Inc. acted as a solicitation agent in connection with the Consent Solicitation.
Any questions or requests for assistance may be directed to the Information Agent at its telephone numbers or e-mail address set forth below.
The Lead Solicitation Agent for the Consent Solicitation is:
RBC Capital Markets, LLC
Toll-Free: (877) 381-2099
Collect: (212) 618-7843
E-mail: liability.management@rbccm.com

The Information Agent for the Consent Solicitation is:
D.F. King & Co., Inc.
Banks and Brokers call: (212) 269-5550 (collect)
All others call toll-free: (800) 769-4414
E-mail: TLNE@dfking.com
THIS PRESS RELEASE IS NEITHER AN OFFER TO SELL NOR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY. THIS ANNOUNCEMENT IS ALSO NOT A SOLICITATION OF CONSENTS TO ANY PROPOSED AMENDMENTS.

About Talen
Talen Energy (NASDAQ: TLN) is a leading independent power producer and energy infrastructure company dedicated to powering the future. We own and operate approximately 10.7 gigawatts of power infrastructure in the United States, including 2.2 gigawatts of nuclear power and a significant dispatchable fossil fleet. We produce and sell electricity, capacity, and ancillary services into wholesale U.S. power markets, with our generation fleet principally located in the Mid-Atlantic and Montana. Our team is committed to generating power safely and reliably, delivering the most value per megawatt produced and driving the energy transition. Talen is also powering the digital infrastructure revolution. We are well-positioned to capture this significant growth opportunity, as data centers serving artificial intelligence increasingly demand more reliable, clean power. Talen is headquartered in Houston, Texas.
Investor Relations:
Ellen Liu
Senior Director, Investor Relations
InvestorRelations@talenenergy.com

Media:
Taryne Williams
Director, Corporate Communications
Taryne.Williams@talenenergy.com

Forward-Looking Statements
This communication contains forward-looking statements within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this communication, or incorporated by reference into this communication, are forward-looking statements. Throughout this communication, we have attempted to identify forward-looking statements by using words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecasts,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” or other forms of these words or similar words or expressions or the negative thereof, although not all forward-looking statements contain these terms. Forward-looking statements address future events and conditions concerning, among other things, capital expenditures, earnings, litigation, regulatory matters, hedging, liquidity and capital resources and accounting matters. Forward-looking statements are subject to substantial risks and uncertainties that could cause our future business, financial condition, results of operations or performance to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this communication. All of our forward-looking statements include assumptions underlying or relating to such statements that may cause actual results to differ materially from expectations, and are subject to numerous factors that present considerable risks and uncertainties.

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